                                                                 EXHIBIT 2(n)(2)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Philip J. Collora, Bruce H. Goldfarb, Robert W. Helm, and William J. Kotapish his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign the Registration Statement applicable to the Kemper Municipal Income Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


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
Dated:  October 8, 1999                 /s/ Fred B. Renwick
        ---------------                 -------------------
                                        Fred B. Renwick

Dated:  October 8, 1999                 /s/ James E. Akins
        ---------------                 ------------------
                                        James E. Akins

Dated:  October 8, 1999                 /s/ Arthur R. Gottschalk
        ---------------                 ------------------------
                                        Arthur R. Gottschalk

Dated:  October 8, 1999                 /s/ John G. Weithers
        ---------------                 --------------------
                                        John G. Weithers

Dated:  October 8, 1999                 /s/ Frederick T. Kelsey
        ---------------                 -----------------------
                                        Frederick T. Kelsey

Dated:  October 8, 1999                 /s/ John R. Hebble
        ---------------                 ------------------
                                        John R. Hebble

Dated:  October 8, 1999                 /s/ Thomas W. Littauer
        ---------------                 ----------------------
                                        Thomas W. Littauer

Dated:  October 8, 1999                 /s/ Mark S. Casady
        ---------------                 ------------------
                                        Mark S. Casady
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